Exhibit 99.1

CONFIDENTIAL

Sonim Technologies Signs Letter of Intent for Reverse Takeover with a Full Stack A.I. Factory Provider

The Integrated Solution Supports the Explosion of AI Workloads with Owned and Operated Data Centers with Dedicated Power Generation

San Diego, CA – June 25, 2025 (NEWSFILE) – Sonim Technologies, Inc. (NASDAQ: SONM), a leading provider of rugged mobile solutions, today announced the signing of a non-binding Letter of Intent (LOI) for a proposed reverse take-over (RTO) with a private US-based company (the “Target”) building out Nvidia based High-Performance Computing (HPC) A.I. factories to support the hyper growth of cloud-based artificial intelligence (AI) workloads.

Key terms of the proposed transaction include:

●	The LOI outlines the framework for a strategic business combination pursuant to which stockholders of the HPC A.I. factory Target would own a majority in the combined company.

●	Sonim stockholders would retain equity valued at $17.5 million in the combined company.

●	The HPC A.I. factory Target would be valued at approximately $300 million, with the valuation expected to be supported by a fairness opinion from an independent third party.

●	Following the closing, the combined company is expected to adopt a new corporate name and ticker symbol while maintaining its listing on Nasdaq.

Sonim believes that, when combined with the previously announced sale of substantially all of its operating assets for $15 million (plus an additional earn-out of $5 million), the proposed RTO transaction will maximize stockholder value and provide a compelling path forward for the Sonim’s strategic evolution.

The Target is poised for significant growth by focusing on High-Performance Computing as a Service (HPCaaS). By leveraging their owned data centers, they aim to accelerate expansion, lower operational risks, and tap into the high-margin, fast-growing AI factory market. With plans to activate thousands of GPUs in 2025, they’re positioning themselves to meet surging demand for the utility of the future, “Intelligence as a Service.”

The global demand for AI-ready high-performance computing factory capacity is projected to grow at an average annual rate of 33% through 2030, with AI workloads driving up to 70% of total demand1. AI infrastructure spending is expected to exceed $200 billion by 2028, underscoring the transformative potential of this market2. To meet this surging demand, leading data center players are preparing to invest $1.8 trillion from 2024 to 2030, driven by traditional enterprise workloads (55% of demand in 2028) and the explosive growth of GenAI, which will account for 60% of total demand growth during this period3. In the U.S., initiatives such as Executive Order 14141 and a $500 billion private joint venture aim to bolster domestic AI infrastructure, with Congress emphasizing AI infrastructure as a strategic national asset4.

“This transaction positions Sonim stockholders to benefit from the tremendous growth of the AI revolution and represents a transformational step for Sonim and its stockholders,” said Mike Mulica, Chair of the Special Committee for Sonim. “The RTO structure allows us to align with a forward-thinking partner in the AI and digital transformation space, leveraging their expertise to create a market-leading, technology-driven enterprise. At the same time, the CVR ensures our stockholders benefit from the successful transition of our legacy business.”

The LOI is non-binding, and the transaction is further subject to customary closing conditions, regulatory approval, approval by Sonim stockholders and the completion of the Sonim Legacy Business Sale. The parties intend to finalize the definitive agreement and proceed with securing necessary approvals in a timely manner.

Sources:

1.	Boston Consulting Group. “Breaking Barriers to Data Center Growth.” (Jan 20, 2025).

McKinsey & Company. (n.d.). “AI power: Expanding data center capacity to meet growing demand”.

Data Center World. (2025). “2025 State of the Data Center Industry Report.”

2.	IDC. (2025). Press release. “Artificial Intelligence Infrastructure Spending to Surpass the $200Bn USD Mark in the Next 5 years, According to IDC.”

IDC. (2024). Press release. “Worldwide Spending on Artificial Intelligence Forecast to Reach $632 Billion in 2028, According to a New IDC Spending Guide.”

3.	Boston Consulting Group. “Breaking Barriers to Data Center Growth.” (Jan 20, 2025).

4.	Congressional Research Service. “Artificial Intelligence and Data Centers: Policy Considerations.” Published Feb 5, 2025.

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Information and Where to Find It

This press release may be considered to be a soliciting material in connection with the 2025 Annual Meeting of Stockholders. Sonim has filed with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2025 Annual Meeting of Stockholders.

Sonim’s stockholders are strongly encouraged to read Sonim’s definitive proxy statement (including any amendments or supplements thereto) and any other documents to be filed with the SEC carefully and in their entirety when they become available because they will contain important information.

Stockholders may obtain a free copy of the definitive proxy statement, any amendments or supplements to the proxy statement, and other documents that Sonim files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on Sonim’s website at https://ir.sonimtech.com/sec-filings/all-sec-filings.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Sonim. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Sonim plans to file with the SEC a proxy statement (the “Proxy Statement”) relating to a special meeting of its stockholders and may file other documents with the SEC relating to the proposed transaction, including a prospectus. This communication is not a substitute for the Proxy Statement or any other document that Sonim may file with the SEC or send to its stockholders in connection with the proposed transaction. Before making any voting decision, stockholders of Sonim are urged to read the Proxy Statement in its entirety when it becomes available and any other relevant documents filed or to be filed with the SEC and any amendments or supplements thereto and any documents incorporated by reference therein, because they will contain important information about the proposed transaction and the parties to the proposed Transaction. Any vote in respect of resolutions to be proposed at a stockholder meeting of Sonim to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Investors and security holders will be able to obtain the Proxy Statement and other documents Sonim files with the SEC (when available) free of charge at the SEC’s website (http://www.sec.gov) or at Sonim’s investor relations website (https:// https://ir.sonimtech.com/) or by e-mailing Sonim to ir@sonimtech.com.

Participants in the Solicitation

Sonim and its respective directors, executive officers, and other members of their management and employees, including Peter Liu (Chief Executive Officer and a director), Clay Crolius (Chief Financial Officer), and Sonim’s directors–James Cassano, Mike Mulica, Jack Steenstra, and Jeffrey Wang–under SEC rules, may be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the proposed Transaction.

Stockholders may obtain more detailed information regarding Sonim’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,“ and “Certain Relationships and Related Party Transactions“ of Sonim’s definitive proxy statement for the 2025 Annual Meeting filed with the SEC on June 18, 2025.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the proposed Transaction, if and when they become available. These documents will be available free of charge as described above.

Forward-Looking statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the anticipated effects of the proposed transaction and the strategy of Sonim in connection with strategic alternatives, the growth of the AI market, the anticipated terms of the proposed transaction, and potential benefits of the proposed transaction to Sonim’s stockholders. These forward-looking statements are based on Sonim’s current expectations, estimates and projections, and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “poised,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the ability of Sonim to meet expectations regarding the timing and completion of the proposed transaction; the possibility that the LOI will not result in the definitive agreement; the possibility that the conditions to the closing of the proposed transaction are not satisfied, including the risk that the required approvals are not obtained, the Sonim Legacy Business Sale does not close, and that Sonim’s stockholders do not approve the proposed transaction; the challenges of maintaining Nasdaq listing and the potential necessity to implement a reverse stock-split in order to remain listed on Nasdaq; the occurrence of any event, change or other circumstances that could result in the definitive agreement (if ever executed) being terminated or the proposed transaction not being completed on the terms reflected in the definitive agreement, or at all; potential litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have adverse effects on the market price of Sonim’s common stock; the risk that the current board of directors of Sonim loses the proxy contest and the new directors’ slate determines to terminate the proposed transaction (whether at the state of LOI or definitive agreement); the effect of the announcement of the proposed transaction on the ability of Sonim to retain key personnel and maintain relationships with customers and business partners; the risk of unexpected costs or expenses resulting from the proposed transaction and the LOI; and other risks and uncertainties, including those described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.